As filed with the Securities and Exchange Commission on July 21, 2017

Registration Statement No. 333-216865

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Only Natural Wellness Corporation

(Exact name of registrant as specified in its charter)

Florida	2844	32-0498579
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Suite 305, 24 Sukhumvit Road

Klongtoey, Bangkok 10110, Thailand

(808) 829-3799

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Huh Sun Joo

President, Chief Executive Officer and Chief Financial Officer

Only Natural Wellness Corporation

Suite 305, 24 Sukhumvit Road, Klongtoey, Bangkok 10110, Thailand

(808) 829-3799

(Name, address and telephone number of agent for service)

With copies to:

Laura Anthony, Esq.

Legal & Compliance, LLC

330 Clematis Street, Suite 217

West Palm Beach, FL 33401

Phone: (800) 341-2684

Approximate date of proposed sale to public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

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If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

Emerging growth company	☒

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If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

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The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, JULY 21, 2017

ONLY NATURAL WELLNESS CORPORATION

10,000,000 Shares

Common Stock

Only Natural Wellness Corporation is offering 10,000,000 shares of its common stock, par value $0.001 per share, in a direct public offering, without any involvement of underwriters. No public market currently exists for our common stock.

The direct public offering price is $0.01 per share of common stock. Should all shares being offered by us hereunder be sold, we would receive an aggregate of $100,000.

We are a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act of 1933, as amended (the “Securities Act”), because we have nominal assets and nominal operations. Accordingly, the ability of holders of our common stock to resell their shares may be limited by applicable regulations. Investors should consider our shares to be significantly risky and illiquid investments. See “Risk Factors” below.

We believe we are not a blank check company because we have a very specific business purpose and a bona fide plan of operations, none of which include plans or intentions to engage in a merger or acquisition with an unidentified company or person or, once we are a reporting company, to be used as a vehicle for a private company to become a reporting company.

The total proceeds from this offering will not be escrowed or segregated but will be available to us immediately. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The minimum investment amount for a single investor is $500 for 50,000 shares. Subscriptions for less than the minimum investment will automatically be rejected. The offering is being conducted on a self-underwritten, best efforts basis, which means our officers and directors will attempt to sell the shares. This prospectus will permit our officers and directors to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares they may sell. For more information, see the section titled “Plan of Distribution” and “Use of Proceeds” herein.

In offering the securities on our behalf, the officers and directors will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). The shares will be offered at a fixed price of $0.01 per share until the earlier of: (i) the date on which all 10,000,000 shares of common stock have been sold, or (ii) 180 days after the effective date of the registration statement of which this prospectus forms a part; provided, however, that we may terminate the offering prior to such time in our sole discretion. Our board of directors may extend the offering for an additional 180 days, in its sole discretion.

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We are a development stage company with no financial resources or known source of equity or debt financing, and our independent registered auditors included an explanatory paragraph in their opinion on our financial statements as of and for the year ended December 31, 2016 that states that the company has working capital deficiency of $13,403 and has incurred losses since inception resulting in an accumulated deficit of $39,810 as of December 31, 2016, which raise substantial doubt about our ability to continue as a going concern. Because this offering is self-underwritten and there is no minimum amount of shares that must be sold, we may lose money from this offering if the proposed proceeds of this offering are substantially less than the estimated costs of this offering. Because there is currently no public or established market for our shares, our shareholders will not be able to sell their shares in any organized market place and may be limited to selling their shares privately. Accordingly, an investment in us is an illiquid investment.

We are an “emerging growth company” as defined in the Securities and Exchange Commission (“SEC”) rules and we will be subject to reduced public reporting requirements. See “Emerging Growth Company Status.”

Persons effecting transactions in the shares should confirm the registration of these securities under the securities laws of the states in which transactions occur or the existence of applicable exemptions from such registration.

THE SHARES BEING OFFERED ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. THEY SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE “RISK FACTORS” BEGINNING ON PAGE 8 OF THIS PROSPECTUS FOR A DISCUSSION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN OUR SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information from that contained in this prospectus or in any free writing prospectus that we may authorize. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy the securities in any circumstances under which the offer or solicitation is unlawful. Neither the delivery of this prospectus nor any distribution of securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus.

The date of this prospectus is ____________________, 2017.

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TABLE OF CONTENTS

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	7
INDUSTRY AND MARKET DATA	8
PROSPECTUS SUMMARY	9
RISK FACTORS	11
RISKS RELATED TO OUR BUSINESS	11
RISKS RELATED TO OUR COMMON STOCK	13
USE OF PROCEEDS	17
DETERMINATION OF OFFERING PRICE	17
DILUTION	17
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	18
DESCRIPTION OF BUSINESS	19
LEGAL PROCEEDINGS	21
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	22
MANAGEMENT	26
EXECUTIVE COMPENSATION	28
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	29
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	29
PLAN OF DISTRIBUTION	30
DESCRIPTION OF SECURITIES TO BE REGISTERED	32
LEGAL MATTERS	33
EXPERTS	33
DISCLOSURE OF COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	33
WHERE YOU CAN FIND ADDITIONAL INFORMATION	33
INDEX TO FINANCIAL STATEMENTS	F-1

No dealer, salesperson or other individual has been authorized to give any information or to make any representation other than those contained in this prospectus in connection with the offer made by this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs or that information contained herein is correct as of any time subsequent to the date hereof.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves, and observe any restrictions relating to, the offering of the shares of our common stock and the distribution of this prospectus outside the United States.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus includes “forward-looking statements” within the meaning of the federal securities laws that involve risks and uncertainties. Forward-looking statements include statements we make concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs and other information that is not historical information. Some forward-looking statements appear under the headings “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” When used in this prospectus, the words “estimates,” “expects,” “anticipates,” “projects,” “forecasts,” “plans,” “intends,” “believes,” “foresees,” “seeks,” “likely,” “may,” “might,” “will,” “should,” “goal,” “target” or “intends” and variations of these words or similar expressions (or the negative versions of any such words) are intended to identify forward-looking statements. All forward-looking statements are based upon information available to us on the date of this prospectus.

We have based these forward-looking statements on our current expectations and projections about future events. However, these forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from the results discussed in the forward-looking statements, including, among other things, the matters discussed in this prospectus in the sections captioned “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” Some of the factors that we believe could affect our results include:

•	limitations on our ability to continue operations and implement our business plan;

•	the timing of and our ability to obtain financing on acceptable terms;

•	the effects of changing economic conditions;

•	the loss of members of the management team or other key personnel;

•	competition from larger, more established companies with greater economic resources than we have;

•	costs and other effects of legal and administrative proceedings, settlements, investigations and claims, which may not be covered by insurance;

•	the impact of additional legal and regulatory interpretations and rulemaking and our success in taking action to mitigate such impacts;

•	control by our principal equity holders; and

•	the other factors set forth herein, including those set forth under “Risk Factors.”

There are likely other factors that could cause our actual results to differ materially from the results referred to in the forward-looking statements. All forward-looking statements attributable to us in this prospectus apply only as of the date of this prospectus and are expressly qualified in their entirety by the cautionary statements included in this prospectus. We undertake no obligation to publicly update or revise forward-looking statements to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events, except as required by law. All later written and oral forward-looking statements attributable to us or a person acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. You are advised to consult any further disclosures we make on related subjects in the reports we file with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act.

We caution you not to place undue reliance on our forward-looking statements. You should carefully read this entire prospectus and the documents incorporated by reference into this prospectus, particularly the section entitled “Risk Factors.”

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INDUSTRY AND MARKET DATA

We are responsible for the disclosure in this prospectus. However, this prospectus includes industry data that we obtained from internal surveys, market research, publicly available information and industry publications. The market research, publicly available information and industry publications that we use generally state that the information contained therein has been obtained from sources believed to be reliable. The information therein represents the most recently available data from the relevant sources and publications and we believe remains reliable. We did not fund and are not otherwise affiliated with any of the sources cited in this prospectus. Forward-looking information obtained from these sources is subject to the same qualifications and additional uncertainties regarding the other forward-looking statements in this prospectus.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in our common stock. You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision. In this prospectus, the terms “Only Natural,” the “Company,” “we,” “us,” “our” and “our company” refer to Only Natural Wellness Corporation.

Our Company

We are a natural and organic ingredient-based cosmetics and well-being products retailer, specializing in soaps, oils and bath salts. We currently market our products primarily through our website, social media and personal referrals.

Only Natural Wellness Corporation was incorporated in Florida on June 16, 2016. Only Natural Company, LTD (“HK Corp”) was incorporated on September 24, 2014 under the laws of Hong Kong. On September 21, 2016, 100% of the outstanding shares of HK Corp was transferred from Ms. Huh Sun Joo, the sole shareholder and director, to the Company. For the three months ended March 31, 2017 and 2016, we did not generate any revenue, and had a net loss of $21,439 and $174, respectively. For the fiscal years ended December 31, 2016 and 2015, we generated revenue of $210 and $0, respectively, and had a net loss of $37,929 and $903, respectively.

Our principal office is located at Suite 305, 24 Sukhumvit Road, Klongtoey, Bangkok 10110 (Thailand) and our telephone number is (808) 829-3799. We do not have a corporate website.

The Company is not a blank-check company and was not formed for the purposes of a merger or acquisition transaction or any other transaction of a similar nature. The Company has a specific business plan in place. The Company has no current intentions, plans, arrangements, commitments or understandings to engage in a merger or acquisition with another company, nor does the Company or any of its shareholders have any plans to enter into a change of control or similar type of transaction.

We are seeking to become a reporting issuer under the Exchange Act, because we believe that this will provide us greater visibility, more access to capital, and the ability to obtain financing more easily in the future if investor interest in our business grows enough to sustain a secondary trading market in our securities.

Emerging Growth Company Status

We are an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We elected to take advantage of all of these exemptions.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards, and delay compliance with new or revised accounting standards until those standards are applicable to private companies. We have elected to take advantage of the benefits of this extended transition period.

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We will be an emerging growth company until the last day of the first fiscal year following the fifth anniversary of our first common equity offering, although we will lose that status earlier if our annual revenues exceed $1.0 billion, if we issue more than $1.0 billion in non-convertible debt in any three-year period or if we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act.

The Offering

Issuer	Only Natural Wellness Corporation

Common stock offered by us	10,000,000 shares

Common stock outstanding before the offering	30,200,000 shares

Common stock outstanding after the offering	40,200,000 shares, assuming all shares offered are sold

Offering price per share	$0.01. See “Plan of Distribution.”

Use of proceeds	We expect to receive net proceeds from this offering of approximately $55,888 based upon a public offering price of $0.01 per share of common stock, after deducting estimated offering expenses, estimated at $44,112. We intend to use the net proceeds from this offering for website development, advertising, search engine optimization and inventory. See “Use of Proceeds.” The aggregate estimated costs of this offering may exceed the amount of offering proceeds.

Termination of the offering	The offering will terminate on the earlier of: (i) the date on which all 10,000,000 shares of common stock have been sold, or (ii) 180 days after the effective date of the registration statement of which this prospectus forms a part; provided, however, that we may terminate the offering prior to such time in our sole discretion. Our board of directors may extend the offering for an additional 180 days, in its sole discretion.

Risk factors	See “Risk Factors” beginning on page 8 of this prospectus for a discussion of some of the factors you should carefully consider before deciding to invest in our common stock.

Trading market	There is currently no trading market for our common stock.

Before you invest in the offering, you should be aware that there are risks associated with your investment, including the risks described in the section entitled “Risk Factors” beginning on page 8 of this prospectus. You should carefully read and consider the risk factors contained in this prospectus, together with all of the other information included in this prospectus, before you decide to purchase our securities.

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RISK FACTORS

The shares of our common stock being offered for sale are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in our common stock. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in the following risk factors and elsewhere in this registration statement. Before purchasing any shares of our common stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.

Risks Related to Our Business

Limited operating history

We were incorporated under the laws of the State of Florida on June 16, 2016. HK Corp was incorporated on September 24, 2014 under the laws of Hong Kong. On September 21, 2016, 100% of the outstanding shares of HK Corp was transferred from Ms. Sun Joo Huh, the sole shareholder and director, to the Company. We have had limited operations upon which an evaluation of our company and its prospects could be based. There can be no assurance that our management will be successful in completing our business development plans, implementing the corporate infrastructure to support operations at the levels called for by our business plan, devise a marketing plan to successfully reach customers who will purchase the various products marketed by our company or that our company will generate sufficient revenues to meet our expenses or to achieve or maintain profitability.

Substantial doubt about our ability to continue as a going concern

We were recently incorporated. For the three months ended March 31, 2017 and 2016, we generated revenue of $0 and $0, respectively, and had a net loss of $21,439 and $174, respectively. For the fiscal years ended December 31, 2016 and 2015, we generated revenue of $210 and $0, respectively, and had a net loss of $37,929 and $903, respectively. We had cash on hand of $10,942 and $10,852 at end of December 31, 2016 and March 31, 2017, respectively. We have incurred losses since our inception, resulting in an accumulated deficit of $39,810 and $61,249 as of December 31, 2016 and March 31, 2017, respectively. This factor raises substantial doubt about the Company’s ability to continue as a going concern.

We are attempting to generate sufficient revenue; however, our cash position may not be sufficient to support our daily operations. While we believe in the viability of our strategy to generate sufficient revenues and in our ability to raise additional funds, there can be no assurances to that effect. The ability of our company to continue as a going concern is dependent upon our ability to further implement our business plan, generate sufficient revenue and raise additional funds.

The costs of this offering may exceed the proceeds from this offering if it is not successful

If this offering is not successful, we may be unable to pay the costs of this offering. To conduct this offering, we have incurred and will continue to incur significant costs for accounting, legal and printing services. If the proceeds from this offering do not exceed the costs, we may have insufficient costs to pay those expenses and our current liabilities.

Difficulties entering into new or modified arrangements with existing or new suppliers or service providers

As we expand our business, we may need to enter into arrangements with new suppliers and service providers, or enter into new arrangements with existing ones. We may encounter difficulties in negotiating pricing or other terms as those we have currently negotiated. Our inability to enter into new agreements on favorable terms may harm our business and operating results.

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Changes in consumer tastes and spending habits

Our success depends, in part, on the current trend in consumers’ opting for natural, organic and environmentally responsible products. Shifts in consumer preferences could harm our business. Also, our success depends to a significant extent on discretionary consumer spending, which is influenced by general economic conditions and the availability of discretionary income. Accordingly, we may experience declines in sales during economic downturns or during periods of uncertainty. Any material decline in the amount of discretionary spending could have a material adverse effect on our sales, results of operations, business and financial condition.

Adverse effect of disruptions to our supply chain

We currently rely on supplies provided by a third-party vendor. Accordingly, we are particularly susceptible to risks related to this vendor, including their continued ability to maintain sufficient production of our key ingredients, to supply materials that meet our quality standards, and the risk of delivery disruptions that could arise due to several factors including adverse weather, traffic conditions and mechanical issues related to their delivery trucks. Our dependence on this third party seriously increases our risk of shortage, supply interruptions and/or the need to quickly seek alternative supplier(s) at higher prices, all of which could adversely impact our operations. There are many factors which could cause shortages or interruptions in the supply of our products, including weather, unanticipated demand, labor, production or distribution problems, quality issues and cost, and the financial health of our supplier, most of which are beyond our control, and which could have an adverse effect on our business and results of operations.

Significant adverse impact to our capital reserve of any liable uninsured claim

We do not have insurance to cover potential risks and liabilities, including, but not limited to, injuries or economic losses arising out of or relating to our omission or errors in providing our products. Even if we decide to obtain additional insurance coverage in the future, it is possible that: (1) we may not be able to get enough insurance to meet our needs; (2) we may have to pay very high premiums for the coverage; (3) we may not be able to acquire any insurance for certain types of business risk; or (4) we may have gaps in coverage for certain risks. We may be exposed to potential uninsured claims for which we could have to expend significant amounts of capital. Consequently, if we were found liable for a significant uninsured claim in the future, we may be forced to expend a significant amount of our capital to resolve the uninsured claim.

Our sole director and officer’s significant control over the company

Our sole director and officer, Ms. Huh Sun Joo, beneficially owns 99.3% of our common stock and is able to exercise control over all matters requiring shareholder approval, including the election of directors, amendment of our certificate of incorporation and approval of significant corporate transactions. She also has significant control over our management and policies. This control will continue after this offering. Our sole director will be able to significantly influence decisions affecting our capital structure. This control may have the effect of delaying or preventing changes in control or changes in management, or limiting the ability of our other shareholders to approve transactions that they may deem to be in Company’s best interest.

Our sole director and officer’s potential conflict of interest

From time to time, because our sole director and officer, Ms. Huh, has significant control over the Company, there may be conflicts of interest between her personal interests and those of our company for matters such as setting the level of her compensation. In the event that Ms. Huh makes decisions in favor of her personal interest, this potential conflict of interest may have a material adverse effect on our business and results of operations.

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Dependence on key personnel

We will be dependent on Ms. Huh, our sole officer and director, for the foreseeable future. The loss of Ms. Huh’s services could have a material adverse effect on the operations and prospects of our company. She is expected to handle all marketing and sales efforts and manage our operations. Her responsibilities include developing and maintaining a customer base for our product lines and the development of new product lines. At this time, we do not have an employment agreement with Ms. Huh, although we may in the future enter into such an agreement with her on terms and conditions usual and customary for our industry. We do not currently have “key man” life insurance on Ms. Huh. Ms. Huh, our sole officer and director, presently possesses adequate time to attend to our interests. It is possible that the demands on her from other obligations could increase, with the result that she would not be able to devote sufficient time to the management of the Company. The loss of Ms. Huh to our Company could have a material adverse effect on our business development and results of operations.

Intense competition

The industry in which we operate is intensely competitive. We expect to compete with well-established national, regional and locally-owned wellness and cosmetics companies, as well as with well-established transnational consumer goods corporations. Many competitors or potential competitors have substantially greater financial and other resources than we do, which may allow them to react more quickly to changes in pricing, marketing and other changing tastes of consumers. Because of the relatively low barrier of entry into the industry, we expect that we will continue to encounter additional competitors.

Need for financing

We largely depend on additional capital to implement our business plan and support our operations. Currently, we have no established bank financing arrangements. Therefore, it is likely we will need to seek additional financing through future private or public equity or debt offerings, or through strategic partnerships and other arrangements with corporate partners. We have no current plans for additional financing.

We cannot assure you that we will be able to raise the working capital as needed on terms acceptable to us, if at all. The sale of additional equity securities will result in dilution to our shareholders. In addition, we may also have to issue securities that may have rights, preferences and privileges senior to our common stock. In the event, we seek to raise additional capital through the issuance of debt or its equivalents, this will result in increased interest expense. The incurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financing covenants that would restrict our operations.

If we are unable to raise capital as needed, we will be required to reduce the scope of our business development activities, which could harm our business plans, financial condition and operating results, or cease our operations materially, in which case, you will lose all your investment.

Disruptions in the national and global economies

Disruptions in the Chinese national and global economies may result in high unemployment rates and declines in consumer confidence and spending. If such conditions occur, they may result in significant declines in the retail industry, which could directly affect the demand of our products. There can be no assurance that government responses to the disruptions will be able to restore investor confidence. Disruptions in the national and global economies therefore may adversely impact our revenues, results of operations, business and financial condition.

Risks Related to Our Common Stock

Purchasers of our common stock in this offering will incur immediate substantial dilution.

Purchasers in this offering may incur substantial dilution in the future. There is no assurance that our net tangible book value per share in the future will equal or exceed the offering price.

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There is currently no trading market for our common stock.

There is currently no trading market for our stock. While we intend to utilize a market maker to apply for quotation on the OTC Markets following completion of this offering, we cannot assure you that a public market will ever develop. There is no guarantee that our common stock will ever be quoted on the OTC Markets or listed on any exchange. Furthermore, you will likely not be able to sell your securities if a regular trading market for our securities does not develop and we cannot predict the extent, if any, to which investor interest will lead to the development of a viable trading market in our common stock. We expect the initial market for our common stock to be limited, if a market develops at all. Even if a limited trading market does develop, there is a risk that the absence of potential buyers will prevent you from selling our common stock if you determine to reduce or eliminate your investment. Additionally, the initial public offering price of $0.01 per share may not reflect the current value of our common stock after the offering. This lack of a trading market and a lack of an adequate number of potential buyers may result in the inability to sell your shares of common stock when desired or result in you receiving a lower price for your shares upon their sale than you paid in this offering.

The price of the shares offered has been arbitrarily established by us.

The price of the shares of common stock offered hereby was arbitrarily established considering such matters as the state of our business development and the general condition of the industry in which it operates. The offering price bears little relationship to the assets, net worth, or any other objective criteria of value applicable to us.

Stockholders who hold unregistered shares of our common stock are subject to resale restrictions pursuant to Rule 144, due to our status as a shell company.

Pursuant to Rules 144 and 405 promulgated under the Securities Act, a “shell company” is defined as a company that has:

•	No or nominal operations, and
•	Either:
o	No or nominal assets,
o	Assets consisting solely of cash and cash equivalents, or
o	Assets consisting of any amount of cash and cash equivalents and nominal other assets.

Because we have nominal assets, we are considered a shell company and as such, sales of our securities pursuant to Rule 144 are not able to be made until (i) we have ceased to be a shell company, (ii) we are subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, (iii) we have filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that we were required to file such reports and materials), other than Form 8-K reports, (iv) we have filed current “Form 10 information” with the SEC reflecting our status as a non-shell company, and (v) at least one year has elapsed from the date that the “Form 10 information” is filed with the SEC. Because none of our non-registered securities can be sold pursuant to Rule 144, until one year after filing Form 10 information with the SEC, any non-registered securities we sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose will have no liquidity until and unless such securities are registered with the SEC and/or until 12 months after we cease to be a “shell company” and have complied with the other requirements of Rule 144, as described above. As a result, it may be harder for us to fund our operations and pay our consultants with our securities instead of cash. Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the SEC, which could cause us to expend additional resources in the future. Our status as a “shell company” could prevent us from raising additional funds, engaging consultants, and using our securities to pay for any acquisitions (although none are currently planned), which could cause the value of our securities, if any, to decline in value or become worthless.

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We do not expect to pay dividends in the future; any return on investment may be limited to the value of our common stock.

We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as our Board of Directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts. There can be no assurance that we will ever have sufficient earnings to declare and pay dividends to the holders of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our Board. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

Our stockholders may experience significant dilution if future equity offerings are used to fund operations or acquire complementary businesses.

If our future operations or acquisitions are financed through the issuance of equity securities, our stockholders could experience significant dilution. In addition, securities issued in connection with future financing activities or potential acquisitions may have rights and preferences senior to the rights and preferences of our common stock. We may grant options to purchase shares of our common stock to our directors, employees and consultants. The issuance of shares of our common stock upon the exercise of these options may result in dilution to our stockholders.

As an “emerging growth company” under the JOBS Act, we are permitted to rely on exemptions from certain disclosure requirements.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the consolidated financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to stockholder advisory votes, such as “say-on-pay” and “say-on-frequency”; and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

In addition, Section 102 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our consolidated financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

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Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Our common stock may be considered a “penny stock” within the meaning of Rule 3a-51-1 of the Exchange Act which will affect your ability to sell your shares; “penny stocks” often suffer wide fluctuations and have certain disclosure requirements which make resale in the secondary market difficult.

Our common stock will be subject to the Penny Stock Reform Act, which will affect your ability to sell your shares in any secondary market, which may develop. If our common stock is not listed on a nationally approved exchange or NASDAQ, do not meet certain minimum financing requirements, or have a bid price of at least $5.00 per share, they will likely be defined as a “penny stock”. Broker-dealer practices, in connection with transactions in “penny stocks”, are regulated by the SEC. Rules associated with transactions in penny stocks include the following:

•	the delivery of standardized risk disclosure documents;

•	the provision of other information such as current bid/offer quotations, compensation to be provided broker-dealer and salesperson, monthly accounting for penny stocks held in the customer’s account;

•	written determination that the penny stock is a suitable investment for purchaser;

•	written agreement to the transaction from purchaser; and

•	a two-business day delay prior to execution of a trade

These disclosure requirements and the wide fluctuations that “penny stocks” often experience in the market may make it difficult for you to sell your shares in any secondary market, which may develop. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

We are conducting a direct primary offering with no minimum amount required to be raised and as a result we can accept your investment funds at any time without any other investment funds being raised and may not raise sufficient funds to operate our business beyond the next 12 months.

There is no minimum amount required to be raised before we can accept your investment funds and, as a result, investment funds will not be placed in an escrow account pending the attainment of a minimum amount of proceeds. Once we accept your investment funds, there will be no obligation to return your investment funds even though no other investment funds are raised and there may be insufficient funds raised through this direct primary offering to cover the expenses associated with the offering and continue our operations beyond the next twelve months. Thus, you may be one of only a few investors in this offering in which you acquire stock in a company that continues to be under-capitalized. The lack of sufficient funds to pay expenses and for working capital will negatively impact our ability to implement and complete our plan of operation.

Because we will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use them and the proceeds may not be invested successfully.

We will have broad discretion on the use of the offering proceeds. While we currently anticipate that we will use the net proceeds of this offering for website development, advertising, search engine optimization and inventory, our management may allocate the net proceeds among these purposes as it deems necessary. In addition, market or other factors may require our management to allocate portions of the net proceeds for other purposes. Accordingly, you will be relying on the judgment of our management with regard to the use of the net proceeds from this offering, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for us.

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If you purchase the common stock sold in this offering, you will experience immediate dilution.

If you purchase the common stock sold in this offering, you will experience immediate dilution because the price that you pay for our common stock will be greater than the net tangible book value per share of our shares of common stock.

USE OF PROCEEDS

We estimate that our gross proceeds from this offering, assuming all 10,000,000 shares are sold, will be $100,000 (based on an assumed offering price of $0.01 per share). The following table sets forth the uses of proceeds assuming the sale of 100%, 75%, 50% and 25%, respectively, of the securities offered for sale by us.

	If 100% of Shares Sold	If 75% of Shares Sold	If 50% of Shares Sold	If 25% of Shares Sold
Offering Costs	$44,112	$44,112	$44,112	$44,112
Net Proceeds	$55,888	$30,888	$5,888	$(19,112)
Website development	$15,000	$12,000	$3,000	$0
Advertising & search engine optimization	$21,000	$10,000	$1,000	$0
Inventory	$19,888	$8,888	$1,888	$0

We do not expect our planned use of proceeds to change, even if maximum proceeds are not raised, except to the extent indicated in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity.”

DETERMINATION OF OFFERING PRICE

The offering price for the shares in this offering was arbitrarily determined. In determining the initial public offering price of the shares of common stock, we considered several factors including the following:

•	Our business structure and operations;

•	Prevailing market conditions, including the history and prospects for our industry;

•	Our future prospects and the experience of our management; and

•	Our capital structure.

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering.

DILUTION

“Dilution” represents the difference between the offering price of the shares of common stock hereby being offered and the net book value per share of common stock immediately after completion of this offering. "Net book value" is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low net book value of our issued and outstanding common stock and because the proceeds of the offering may be less than our estimated costs. Assuming all of the shares of common stock offered herein are sold, the purchasers in this offering may lose the entire value of their shares purchased in that each purchased share may have a negative net book value if we raise less proceeds than the cost of the offering. Net book value of existing shareholders’ shares will also decrease if the costs exceed the proceeds received from this offering.

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The following tables compare the differences of your investment in our shares of common stock with the investment of our existing stockholders based on the percentage of the 10,000,000 shares available to be purchased:

Dilution to New Stockholders	25%	50%	75%	100%
Offering Price Per Share	$0.01	0.01	0.01	$0.01
Book Value Per Share Before the Offering (1)	$(0.0011)	(0.0011)	(0.0011)	$(0.00011)
Book Value Per Share After the Offering (2)	$(0.0016)	(0.0008)	(0.0001)	$0.0005
Net Increase (Decrease) to Original Stockholders	$(0.0005)	0.0003	0.0010	$0.0016
Increase (Decrease) in Investment to New Stockholders	$(0.0116)	(0.0108)	(0.0101)	$(0.0095)

(1)	Before Offering:

	25%	50%	75%	100%
Stockholders’ Deficit	$(34,306)	$(34,306)	$(34,306)	$(34,306)
Divided by:
Shares outstanding before Offering	30,200,000	30,200,000	30,200,000	30,200,000
Equals:
Net tangible book value per share	(0.0011)	(0.0011)	(0.0011)	(0.0011)

(2)	After Offering:

	25%	50%	75%	100%
Pro Forma Stockholders’ (Deficit) Equity	$(53,418)	$(28,418)	$(3,418)	$21,582
Divided by:
Shares outstanding before Offering	30,200,000	30,200,000	30,200,000	30,200,000
Shares issued in Offering	2,500,000	5,000,000	7,500,000	10,000,000
Total shares outstanding after Offering	32,700,000	35,200,000	37,700,000	40,200,000
Equals:
Net tangible book value per share	(0.0016)	(0.0008)	(0.0001)	0.0005

 MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is currently no public trading market for our common stock and no such market may ever develop. While we intend to seek, and obtain quotation of our common stock for trading on the OTC Markets, there is no assurance that our application will be approved. An application for quotation on the OTC Markets must be submitted by one or more market makers who:

•	are approved by FINRA;

•	who agree to sponsor the security; and

•	who demonstrate compliance with SEC Rule 15(c)2-11 before initiating a quote in a security on the OTC Markets.

In order for a security to be eligible for quotation by a market maker on the OTC Markets, the Company will be required to meet a ($0.01) bid price test, provide information based upon their reporting standard (SEC Reporting, Bank Reporting or International Reporting), and submit an annual OTC Markets Certification signed by our Chief Executive Officer or Chief Financial Officer. Currently, Ms. Huh, our President, acts as our principal financial and accounting officer.

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We intend to cause a market maker to submit an application for quotation to the OTC Markets upon the effectiveness of this registration statement. However, we can provide no assurance that our common stock will be traded on the OTC Markets or, if traded, that a public market will materialize.

Holders

As of the date of this prospectus, there were two holders of record of our common stock.

Reports

Upon the effectiveness of the registration statement of which this prospectus is a part, we will be subject to certain reporting requirements and will file with the SEC annual reports including annual financial statements, certified by our independent accountants, and unaudited quarterly financial statements in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC’s website, www.sec.gov.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer, LLC. VStock Transfer, LLC’s telephone number is (212) 828-8436.

Financial Statements

Our consolidated financial statements are included in this prospectus, beginning on page F-1.

DESCRIPTION OF BUSINESS

Overview

We are a natural and organic ingredient-based cosmetics and well-being products retailer, specializing in soaps, oils and bath salts. We pride ourselves on using only high quality natural and organic ingredients, and not using any synthetic chemicals, harmful preservatives or sodium laureth sulfate (SLES), a detergent and surfactant found in many personal care products.

We currently market our products primarily through our website, social media and personal referrals. We intend to use the net proceeds from this offering for website development, advertising, search engine optimization and inventory. We anticipate that the cost for the full execution of our plan will be approximately $150,000. Despite our plan, we currently have no commitments for any financing and cannot provide assurance that we will realize this goal.

Our Products & Services

We engage in the business of selling a variety of soaps, oils and bath salts under the brand Only Natural. We believe that our product appeals to a healthy and environmentally conscious demographic of consumers that span a broad range of socio-economic classes. We cater our products to customers in urban, suburban, commercial, and residential markets.

We began operations in June 2016. We currently supply our handmade 98% organic soaps to individuals and corporations. As of June 2017, we had two customers. We have a retail operations business, which means we are heavily dependent on our customers. Our future plans include the creation of new markets in China for our organic soaps, oils and salts, and exploring options to expand, such as entering the wellness based supermarkets as well as developing strategic partnerships with hotels and resorts in China. Our products are currently sold online on our online store at www.onlynaturalsoaps.com. We are exploring opportunities to sell our products on other platforms, including some of the largest ecommerce websites in China.

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Manufacturers

We are a supplier of organic soaps and healthcare products, and we do not manufacture our products. We currently source our products from Essex County Naturals (“Essex”), an international supplier based in Beijing, China. We design the products and packaging, and Essex uses our labels and packages these products for us.

On June 19, 2016, we entered into a distribution agreement with Essex. Pursuant to the terms of the distribution agreement, Essex agreed to provide products to us at certain agreed upon prices, which prices may be changed by Essex upon 15 days’ prior written notice. The distribution agreement has an initial term of one year, unless earlier terminated. Either party may terminate the distribution agreement without cause upon 60 days’ prior written notice to the other party. In addition, either party may terminate the distribution agreement immediately upon written notice to the other party if (i) the other party materially breaches any term of the distribution agreement, or (ii) the other party dissolves, becomes insolvent or makes a general assignment for the benefit of its creditors.

We are currently looking for additional and/or replacement manufacturers from other countries to increase product variation, quality, reduce cost, and also act as a safeguard in case of loss of relationship with our current manufacturer. We also believe that sourcing different suppliers from different countries will significantly reduce the impact of raw material supply issues which affect our manufacturer.

Products and Pricing

Our product line currently consists of soaps, body oils, and bathing salts. The prices of these products range from $7 to $13. We are looking to expand our product range in the future once our basic products and our brand is more established and recognized. We expect to achieve greater sales once our marketing begins in early 2017. We are looking to expand into a niche market for higher quality products in which we can sell our products for a higher price. For example, we plan to enter the baby’s soap and body products market in which according to “The global baby bath products market 2016-2020 report”, the growing demand for the relatively more expensive natural and organic baby bath soaps and shampoos will be one of the key drivers toward the 5.82% CAGR during the period 2016-2020. Natural products are able to demand a higher price than their non-organic counterparts, due to an increase in consumer assurance relating to the usage of organic products and awareness relating to the higher costs and risks related to the production of organic raw materials of our products. This would mean our products will be of slightly higher quality, packaged differently and sold at a higher premium than similar non-organic products in the market.

We are currently working to improve our distribution methods by seeking high quality and affordable couriers. We expect that this will result in faster delivery times and improved customer satisfaction.

Market Trends

In recent years, Asian consumers, especially Chinese consumers, have continued to urbanize, obtain higher paying jobs and increase their spending power. According to the 2015-16 Outlook for the Retail and Consumer Products Sector in Asia, presented by PricewaterhouseCoopers Limited, “consumer expenditure on household goods and services is expected to rise by an annual average of 8.5% in Asia over the next five years, with regional sales rising from $500 billion to $730 billion over the same period.”

According to a market analysis report issued by the European Commission’s Joint Research Centre in January 2012, natural products are a fast-growing category within the soap, bath and shower market, posting a 20% annual growth rate in Europe. The authors assert that this growth reflects consumers’ increasing preference for less synthetic and more "natural" or "botanical" products.

Organic soap is popular in the China market because of its natural, botanic ingredients and novel design and it can cater to the demands of Chinese consumers. According to Soap, Bath and Shower - China - February 2016 Report, Wenwen Chen, a senior beauty and personal care analyst, stated that “The stress of modern living and concerns over pollution mean that consumers in China are craving natural products.”

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We believe we are in a good position to capitalize on this opportunity, as demand is surging but the market is not yet too competitive, and items from well-known brands are often overpriced. We believe this allows Only Natural to easily enter the market by providing consumers with high quality, organic products at affordable prices.

Loan Agreements

Arc Capital Ltd.

On October 31, 2016, we entered into a loan agreement with Arc Capital Ltd. (“Arc Capital”) pursuant to which Arc Capital loaned us $6,500. The loan accrues interest at the rate of 6% per annum and is due on October 31, 2017. If we fail to pay when due any principal, interest or other sum due under the loan agreement, we shall pay interest on the unpaid sum at the rate of 4% per annum above the stated interest rate, which interest is payable on demand. Upon giving not less than 30 days’ notice, we may prepay all or any part of the loan.

On January 31, 2017, we entered into a loan agreement with Arc Capital pursuant to which Arc Capital loaned us $2,000. The loan accrues interest at the rate of 6% per annum and is due on January 31, 2018. If we fail to pay when due any principal, interest or other sum due under the loan agreement, we shall pay interest on the unpaid sum at the rate of 4% per annum above the stated interest rate, which interest is payable on demand. Upon giving not less than 30 days’ notice, we may prepay all or any part of the loan.

Growth Point Advisors Ltd.

On June 15, 2017, we entered into a loan agreement with Growth Point Advisors Ltd. (“Growth Point”) pursuant to which Growth Point loaned us $5,043. The loan accrues interest at the rate of 6% per annum and is due on June 6, 2018. If we fail to pay when due any principal, interest or other sum due under the loan agreement, we shall pay interest on the unpaid sum at the rate of 4% per annum above the stated interest rate, which interest is payable on demand. Upon giving not less than 30 days’ notice, we may prepay all or any part of the loan.

Lynx Consulting Group Ltd.

On June 15, 2017, we entered into a loan agreement with Lynx Consulting Group Ltd. (“Lynx”) pursuant to which Lynx loaned us $1,697. The loan accrues interest at the rate of 6% per annum and is due on June 6, 2018. If we fail to pay when due any principal, interest or other sum due under the loan agreement, we shall pay interest on the unpaid sum at the rate of 4% per annum above the stated interest rate, which interest is payable on demand. Upon giving not less than 30 days’ notice, we may prepay all or any part of the loan.

Governmental Regulation

For finished cosmetics, companies who plan to place cosmetics on Chinese market must apply for and obtain hygiene license or record-keeping certificate from the China Food & Drug Administration. Foreign companies shall appoint a Chinese responsible agent to deal with registration and obtain such certificate. Manufacturers shall also register a new cosmetic ingredient prior to using it for cosmetics production.

Ordinary cosmetics such as hair care, nail care, skin care, perfumes and makeup only require a record-keeping certificate, and Only Natural plans to stay in this area of the cosmetics industry.

According to the official implementation of the Chinese national standard: Instruction for use of consumer products— general labeling for cosmetics (GB5296.3-2008), the following information, in Chinese, needs to appear on a label for cosmetics:

•	Product name;

•	Name and address of the manufacturer;

•	Net content;

•	Product ingredients;

•	Shelf life;

•	The code of manufacture license and product standard;

•	The code of hygiene license or record-keeping certificate; and

•	Safety statement and guidance on uses.

Only Natural follows these regulations strictly to ensure our products satisfy the Chinese regulations.

Intellectual Property

We do not hold any patents, trademarks or other registered intellectual property on products relating to our business. However, in addition to our domain name, from time to time, we may apply for patents, trademarks or other registered intellectual property essential to the protection of our brand and success of our business.

Domain Names

We currently operate our business under the domain name of www.onlynaturalsoaps.com.

Employees

As of the date of this prospectus, we had no employees. Ms. Huh’s services to our company are provided pursuant to a consulting agreement.

Description of Property

Our principal executive office and mailing address is Suite 305, 24 Sukhumvit Road, Klongtoey, Bangkok 10110 (Thailand). Our telephone number is (808) 829-3799. Ms. Huh has provided us with the office space at no cost. Once our business grows and generates sufficient revenue, we expect to lease a separate corporate office.

LEGAL PROCEEDINGS

Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, as of the date of this prospectus, we are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following plan of operations and discussion and analysis of financial condition and results to operations provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Business Overview

We are a natural and organic ingredient-based cosmetics and well-being products retailer, specializing in soaps, oils and bath salts. We pride ourselves on using only high quality natural and organic ingredients, and not using any synthetic chemicals, harmful preservatives or sodium laureth sulfate (SLES), a detergent and surfactant found in many personal care products.

We currently market our products primarily through our website, social media and personal referrals. We intend to use the net proceeds from this offering for website development, advertising, search engine optimization and inventory. We anticipate that the cost for the full execution of our plan will be approximately $150,000. Despite our plan, we currently have no commitments for any financing and cannot provide assurance that we will realize this goal.

Plan of Operations

We intend to use the proceeds of this offering to improve our online presence and ecommerce capabilities. Within one to four months after this offering closes, we expect to:

•	Improve our website, including redesigning and formatting the website to separate the shopfront from our corporate information website,

•	Add more payment methods to our online shop,

•	Hire professionals to create shopfronts on large ecommerce websites,

•	Source new manufactures from different countries, acquire samples from short-listed manufacturers, and negotiate with current manufacturer for lower costs,

•	Seek marketing assistance in order to promote our products.

•	Start performing search engine optimization for our website to attract more traffic from search engines.

•	Promote word of mouth advertising to build brand recognition, and offer incentives for our customers to promote our products for us.

Within four to eight months after this offering closes, we expect to:

•	Complete all required documents and prepare for OTC markets quotation,

•	Have a fully functioning website with multiple payment methods that is easy to navigate and access, and have shopfronts up and running on major ecommerce sites,

•	Have multiple manufacturers, and the capacity to increase production for increased demand. Possibility of adding more related products if new manufacturers are suitable to expand into different markets such as children’s soaps, gifts, and cosmetics.

•	Cut back on marketing spending after initial stage. Start to explore other opportunities to sell our products. Enter the wellness based supermarkets as well as developing strategic partnerships with hotels and resorts to develop the Only Natural brand and increase market share

•	Continue to promote word of mouth advertising to build brand recognition.

By the end of 2017, we expect to:

•	Be prepared to start expansion into further markets. Continue to provide high quality hand crafted items which are environmentally friendly.

•	Continue to emphasize on quality and organic nature of our products, and appeal to niche customers.

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Results of Operations

Three Months Ended March 31, 2017 Compared to Three Months Ended March 31, 2016

Revenue

We generated no revenue for the three months ended March 31, 2017 and 2016.

Operating Expenses

We incurred operating expenses of $21,319 and $174 for the three months ended March 31, 2017 and 2016, respectively. The increase in operating expenses is the result of increase in general and administrative expenses and officer’s salary.

Financial Position

Cash

We had cash of $10,852 as of March 31, 2017, as compared to $10,942 as of December 31, 2016.

Due to Stockholder

We had $38,300 due to stockholder as of March 31, 2017, as compared to $25,700 as of December 31, 2016. The increase is due to accrual of officer’s salary.

Current Liabilities

We had $47,812 in total current liabilities as of March 31, 2017, as compared to $34,265 as of December 31, 2016. The increase is due to amounts due to stockholder, increase in short-term loans.

Twelve Months Ended December 31, 2016 Compared to Twelve Months Ended December 31, 2015

Revenue

We generated revenue of $210 and $0 for the twelve months ended December 31, 2016 and 2015, respectively.

Operating Expenses

We incurred operating expenses of $37,933 and $903 for the twelve months ended December 31, 2016 and 2015, respectively. The increase is due to increase in general and administrative expenses and officer’s salary,

Financial Position

Cash

We had cash of $10,942 and $0 as of December 31, 2016 and 2015, respectively. The increase is due to funds received primarily from stock subscription and proceeds from short terms loans.

Due to Stockholder

We had $25,700 due to stockholder as of December 31, 2016 and 2015, respectively. The increase is due to an advance from a stockholder and accrued officer’s salary.

Current Liabilities

We had $34,265 and $0 in current liabilities as of December 31, 2016 and 2015, respectively. The increase is due to an advance from the officer, accrual of officer’s salary and loans borrowed for operating expenses.

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Liquidity and Capital Resources

As of December 31, 2016, the Company had cash, of $10,942. The Company’s liabilities as of December 31, 2016 were $34,265, which comprised of $6,500 in short term loan, $2,065 in accrued liabilities, $25,200 in compensation to Ms. Huh and $500 in advances from a shareholder and a related party. As of December 31, 2016, the Company had a working capital deficit of $13,403.

As of March 31, 2017, the Company had cash, of $10,852. The Company’s liabilities as of March 31, 2017 were $47,812, which comprised of $8,500 in short term loan, $1,012 in accrued liabilities, $37,800 in compensation to Ms. Huh and $500 in advances from a shareholder and a related party. As of March 31, 2017, the Company had a working capital deficit of $34,306.

The following is a summary of the Company's cash flows provided by (used in) operating, investing, and financing activities for the twelve months ended December 31, 2016 and December 31, 2015, the three months ended March 31, 2017 and March 31, 2016:

	For the Twelve Months Ended December 31, 2016	For the Twelve Months Ended December 31, 2015
Net Cash Used in Operating Activities	$(20,580)	$(903)
Net Cash Provided by Investing Activities	—	—
Net Cash Provided by Financing Activities	31,522	903
Net Increase (Decrease) in Cash and Cash Equivalents	$10,942	$—

	For the Three Months Ended March 31, 2017	For the Three Months Ended March 31, 2016
Net Cash Used in Operating Activities	$(2,622)	$(174)
Net Cash Provided by Investing Activities	—	—
Net Cash Provided by Financing Activities	2,532	2,000
Net Increase (Decrease) in Cash and Cash Equivalents	$(90)	$1,826

For the twelve months ended December 31, 2016, the net cash used for operating activities was $20,580. The Company participated in no investing activities for the twelve months ended December 31, 2016. The net cash provided by financing activities was $31,522 for the twelve months ended December 31, 2016. The Company had a net increase in cash and cash equivalents of $10,942 for the twelve months ended December 31, 2016.

For the three months ended March 31, 2017, the net cash used for operating activities was $2,622. The Company participated in no investing activities for the three months ended March 31, 2017. The net cash provided by financing activities was $2,532 for the three months ended March 31, 2017. The Company had a net decrease in cash and cash equivalents of $90 for the three months ended March 31, 2017.

We have nominal assets and have generated little revenues since inception. We currently have no material commitments for capital expenditures. We may be required to raise additional funds, particularly if we are unable to continue generating positive cash flow as a result of our operations. We estimate that based on current plans and assumptions, that our available cash will not be sufficient to satisfy our cash requirements under our present operating expectations, without further financing, for up to 12 months. In addition, our company may, from time to time, receive continued funding and capital resources from related parties. However, as of the date of this Report, such related parties do not have any existing obligation to advance funds or working capital to support our business, nor can our company rely on any advance funds from such related parties. Other than working capital, we presently have no other alternative source of working capital. We may not have sufficient working capital to fund the expansion of our operations and to provide working capital necessary for our ongoing operations and obligations. We may need to raise significant additional capital to fund our operating expenses, pay our obligations, and grow our company. We do not anticipate we will be profitable in 2017. Therefore our future operations may be dependent on our ability to secure additional financing. Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, a downturn in the U.S. equity and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Furthermore, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our Common Stock. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our marketing and development plans and possibly cease our operations.

We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

Our liquidity may be negatively impacted by the significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly.

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Critical Accounting Policies and Estimates

While our significant accounting policies are more fully described in Note 2 to our financial statements, we believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating this management discussion and analysis.

Use of Estimates

The preparation of the financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Estimates may include those pertaining to accruals and going concern assumption assessment. Actual results could materially differ from those estimates.

Fair Value Measurements and Fair Value of Financial Instruments

We follow paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in generally accepted accounting principles (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of our financial assets and liabilities, such as cash, prepaid professional fees, and accrued expenses, approximate their fair values because of the short maturity of these instruments.

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Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

Recent Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (FASB) or other standard setting bodies that are adopted by the company as of the specified effective date. Unless otherwise discussed, we believe that recently issued accounting pronouncements adopted do not have a material impact on its financial position or results of operations.

Going Concern

Our consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The consolidated financial statements do not include any adjustment relating to recoverability and classification of recorded amounts of assets and liabilities that might be necessary should our company be unable to continue as a going concern.

We are attempting to generate sufficient revenue; however, our cash position may not be sufficient to support our daily operations. While we believe in the viability of our strategy to generate sufficient revenues and in our ability to raise additional funds, there can be no assurances to that effect. The ability of our company to continue as a going concern is dependent upon our ability to further implement our business plan, generate sufficient revenue and in our ability to raise additional funds.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Contractual Obligations

We do not have any contractual obligations at this time.

MANAGEMENT

Members of our Board of Directors are elected by the stockholders to a term of one year and serve until their successors are elected and qualified. Our officers are appointed by our Board to a term of one year and serve until their successors are duly appointed and qualified, or until the officer is removed from office. Our Board has no nominating, audit or compensation committees.

Ms. Huh Sun Joo currently is our only officer and director. Set forth below is certain information regarding Ms. Huh.

Name	Age	Position
Huh Sun Joo	49	President, Chief Executive Officer, Chief Financial Officer and Director

Background Information about our Officers and Directors.

Huh Sun Joo. Ms. Huh has served as our President, Chief Executive Officer and Chief Financial Officer since inception in June 2016.  From 2006 to June 2016, Ms. Huh was also the Founder and served as General Manager of Wonderful World of Learning (“WWL”), a leading international bilingual preschool in Shanghai, China. As General Manager of WWL, she oversaw all operations and business activities of the preschool.  From 2013 to 2016, Ms. Huh served as Director of Business Development for Juna International; a distributor of Korean broadcasting content in Greater China Region. She built strategic partnerships with Chinese music and entertainment companies to further promote Korean content in the respective industry. Prior to that, she held the position of Managing Director of Pronovias, Korea. Pronovias is the world leader in bridal fashion with a network of over 130 stores worldwide. Ms. Huh’s role in the company consisted on overseeing and managing all operations, marketing, public relations and merchandizing for the company in Korea.

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Ms. Huh is a Doctor of Education (Ed.D.) from the University of Massachusetts, Amherst.  Prior to attending University of Massachusetts, Ms. Huh earned her Masters of Education (M.Ed.) from the same university.  Ms. Huh is fluent in Mandarin, Korean and English.  Currently, Ms. Huh is the Vice President of The Mall of Korea, based in Bangkok of Thailand. She is responsible for the Project Management of the Design, Construction & Operations of 10 restaurants, multi-brand fashion stores, multi-brand cosmetics store, and multi-brand lifestyle goods store.

Involvement in Certain Legal Proceedings

None of our directors, executive officers, significant employees or control persons has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

Corporate Governance

Our Board has not established any committees, including an audit committee, a compensation committee or a nominating committee, or any committee performing a similar function. The functions of those committees are being undertaken by our Board. Because we do not have any independent directors, our Board believes that the establishment of committees of our Board would not provide any benefits to our company and could be considered more form than substance.

We do not have a policy regarding the consideration of any director candidates that may be recommended by our stockholders, including the minimum qualifications for director candidates, nor has our officers and directors established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed. Our sole officer and director has not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our Board of Directors.

Given our relative size and lack of directors’ and officers’ insurance coverage, we do not anticipate that any of our stockholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all current members of our Board will participate in the consideration of director nominees.

As with most small, early stage companies until such time as we further develop our business, achieve a stronger revenue base and have sufficient working capital to purchase directors’ and officers’ insurance, we do not have any immediate prospects to attract independent directors. When we are able to expand our Board to include one or more independent directors, we intend to establish an audit committee of our Board of Directors. It is our intention that one or more of these independent directors will also qualify as an audit committee financial expert. Our securities are not quoted on an exchange that has requirements that a majority of our Board members be independent and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include “independent” directors, nor are we required to establish or maintain an audit committee or other committee of our Board.

Code of Ethics

In the near future, we expect to adopt a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting.

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EXECUTIVE COMPENSATION

The following table sets forth information concerning all compensation paid or awarded by us to Ms. Huh, our President, or earned by Ms. Huh, during the indicated fiscal year.

2016 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Huh Sun Joo,	2016	25,200	—	—	—	—	—	—	25,200
President	2015	—	—	—	—	—	—	—	—

Narrative Disclosure to Summary Compensation Table

Pursuant to a consultant agreement effective on July 1, 2016, the Company agreed to pay Ms. Huh $4,200 per month for her services as President. As of March 31, 2017, and December 31, 2016, $37,800 and $25,200 for compensation. We do not expect to substantially increase Ms. Huh’s compensation until sufficient and sustainable revenues and profits are realized.

There are no compensatory plans or arrangements, including payments to be received from us with respect to any executive officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with our company, or our subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of our company.

Outstanding Equity Awards at Fiscal Year-End

No executive officer received any equity awards, or holds exercisable or unexercisable options, as of December 31, 2016.

Long-Term Incentive Plans

There are no arrangements or plans in which we would provide pension, retirement or similar benefits for directors or executive officers.

Compensation Committee

We currently do not have a compensation committee of our Board of Directors. The Board as a whole determines executive compensation.

Compensation of Directors

Our sole director does not receive separate compensation for her service on our Board of Directors. Our Board has the authority to fix the compensation of directors. We do not intend to pay employee directors a separate fee for their services.

No compensation was paid to our sole director for her service as a director during the year ended December 31, 2016.

Director Independence

Our Board of Directors is currently composed of one member, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our Board has not made a subjective determination as to each director that no relationships exist which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our Board of Directors made these determinations, our Board would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of the date of this prospectus, by:

•	Each person known by us to be the beneficial owner of more than 5% of our outstanding common stock,

•	Each director and each of our named executive officers, and

•	All executive officers and directors as a group.

As of the date of this prospectus, there were 30,200,000 shares of our common stock outstanding.

The number of shares of common stock beneficially owned by each person is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which such person has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after the date hereof, through the exercise of any stock option, warrant or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, the business address of each person listed is in care of Only Natural Wellness Corporation, Suite 305, 24 Sukhumvit Road, Klongtoey, Bangkok 10110 (Thailand).

Name	Position	Amount and Nature of Beneficial Ownership	Percent of Class
Named Executive Officers and Directors:
Huh Sun Joo	President, Chief Executive Officer, Chief Financial Officer and Director	30,000,000	99.3%
All executive officers and directors as a group (1 person)		30,000,000	99.3%

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We do not have a written policy for the review, approval or ratification of transactions with related parties or conflicted transactions. Ms. Huh, our President, sole director and majority stockholder, formed our company. In consideration of Ms. Huh’s services in forming our company, we issued 30,000,000 shares of our common stock to Ms. Huh on June 16, 2016. These shares had an aggregate value of $30,000.

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PLAN OF DISTRIBUTION

There is No Current Market for Our Shares of Common Stock

There is currently no market for our common stock, and as of the date of this prospectus, all of our outstanding common stock is held by one individual, our sole officer and director. We cannot give you any assurance that the shares you purchase will ever have a market or that if a market for our common stock ever develops, that you will be able to sell your common stock. In addition, even if a public market for our common stock develops, there is no assurance that a secondary public market will be sustained.

The shares you purchase are not traded or listed on any exchange. After the effective date of the registration statement of which this prospectus forms a part, we intend to have a market maker file an application with the Financial Industry Regulatory Authority to have our common stock quoted on the OTC Markets.

We currently have no market maker who is willing to list quotations for our stock. Further, even assuming we do locate such a market maker, it could take several months before the market maker’s listing application for our common stock is approved.

The OTC Markets is maintained by OTC Market Group, Inc. The securities traded on the OTC Markets are not listed or traded on the floor of an organized national or regional stock exchange. Instead, these securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Even if our common stock is quoted on the OTC Markets, a purchaser of our common stock may not be able to resell the shares. Broker-dealers may be discouraged from effecting transactions in our common stock because the shares will be considered penny stocks and will be subject to the penny stock rules. Rules 15g-1 through 15g-9 promulgated under the Exchange Act impose sales practice and disclosure requirements on FINRA brokers-dealers who make a market in a “penny stock.” A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transactions is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer’s account and information with respect to the limited market in penny stocks.

The additional sales practice and disclosure requirements imposed upon brokers-dealers may discourage broker-dealers from effecting transactions in our common stock, which could severely limit the market liquidity of our common stock and impede the sale of our shares in the secondary market, assuming one develops.

The Offering will be Sold by Our Officers and Directors

We are offering up to a total of 10,000,000 shares of common stock. The offering price is $0.01 per share. The offering will be for 180 days unless closed sooner by a sale of all of the shares offered. In our sole discretion, we have the right to terminate the offering at any time, even before we have sold the 10,000,000 shares of common stock offered hereby. There are no specific events which might trigger our decision to terminate the offering.

The shares are being offered by us on a direct primary, self-underwritten basis (that is, without the use of a broker-dealer) and there can be no assurance that all or any of the shares offered will be subscribed. If less than the maximum proceeds are available to us, our development and prospects could be adversely affected. There is no minimum offering required for this offering to close. All funds received as a result of this offering will be immediately available to us for our general business purposes.

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We cannot assure you that all or any of the shares offered under this prospectus will be sold. No one has committed to purchase any of the shares offered. Therefore, we may sell only a nominal amount of shares, in which case our ability to execute our business plan might be negatively impacted. We reserve the right to withdraw or cancel this offering and to accept or reject any subscription in whole or in part, for any reason or for no reason. Subscriptions will be accepted or rejected promptly. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Certificates for shares purchased will be issued and distributed by our transfer agent promptly after a subscription is accepted and “good funds” are received in our account.

We will sell the common stock in this offering through our officers and directors, who intend to offer them to friends, family members and business acquaintances using this prospectus and a subscription agreement as the only materials to offer potential investors. The officers and directors that offer shares on our behalf may be deemed to be underwriters of this offering within the meaning of Section 2(11) of the Securities Act. We reserve the right to use licensed broker/dealers and pay the brokers a cash commission of up to 10% of the proceeds raised by that broker. The officers and directors engaged in the sale of the securities will receive no commission from the sale of common stock nor will they register as broker-dealers pursuant to Section 15 of the Exchange Act in reliance upon Rule 3(a)4-1. Rule 3(a)4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker-dealer. Our officers and directors satisfy the requirements of Rule 3(a) 4-1 in that:

•	They are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Securities Act, at the time of his or her participation;

•	They are not compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

•	They are not, at the time of their participation, an associated person of a broker- dealer; and

•	They meet the conditions of Paragraph (a)(4)(ii) of Rule 3(a)4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) are not brokers or dealers, or an associated person of a broker or dealer, within the preceding 12 months; and (C) do not participate in selling and offering of securities for any issuer more than once every 12 months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

As long as we satisfy all of these conditions, we believe that we satisfy the requirements of Rule 3(a)4-1 of the Exchange Act.

As our officers and director will sell the common stock being offered pursuant to this offering, Regulation M prohibits us and our officers and directors from certain types of trading activities during the time of distribution of our securities. Specifically, Regulation M prohibits our officers and directors from bidding for or purchasing any common stock or attempting to induce any other person to purchase any common stock, until the distribution of our securities pursuant to this offering has ended.

Terms of the Offering

The shares being offered by the Company will be sold at the fixed price of $0.01 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received and accepted, are irrevocable. This offering will commence promptly on the date upon which the registration statement is declared effective and will conclude upon the earlier of (i) the date on which all 10,000,000 shares of common stock have been sold, or (ii) 180 days after this registration statement becomes effective with the SEC. We may at our discretion extend the offering for an additional 180 days. If our Board votes to extend the offering for the additional 180 days, a post-effective amendment to the registration statement will be filed to notify subscribers and potential subscribers of the extended offering period.

Deposit of Offering Proceeds

This is a direct primary, self-underwritten basis offering, so we are not required to sell any specific number or dollar amount of securities, but will use our best efforts to sell the securities offered. We have made no arrangements to place subscription funds in an escrow, trust or similar account, which means that all funds collected for subscriptions will be immediately available to us for use in the implementation of our business plan.

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Procedures and Requirements for Subscription

If you decide to subscribe for any shares being sold by us in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check, bank draft or cashier’s check payable to Only Natural Wellness Corporation. Subscriptions, once received and accepted by us, are irrevocable. Our transfer agent, VStock Transfer, LLC, will issue common stock subscribed for in this offering promptly after we accept subscriptions from investors. Securities purchased by investors in this offering will remain outstanding upon its termination regardless of the number of shares of common stock subscribed for.

ERISA Considerations

Special considerations apply when contemplating the purchase of shares of our common stock on behalf of employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts (“IRAs”) and other arrangements that are subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA, and entities who underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”). A person considering the purchase of our shares on behalf of a Plan is urged to consult with tax and ERISA counsel regarding the effect of such purchase and, further, to determine that such a purchase will not result in a prohibited transaction under ERISA, the Code or a violation of some other provision of ERISA, the Code or other applicable law. We will rely on such determination made by such persons, although no shares of our common stock will be sold to any Plans if management believes that such sale will result in a prohibited transaction under ERISA or the Code.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

Our authorized share capital consists of (i) 300,000,000 shares of common stock, par value $0.001 per share, and (ii) 50,000,000 shares of Preferred Stock, par value $0.001 per share.

Common Stock

The shareholders of our common stock currently have: (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. This means that the holders of a majority of the voting power of the shares voting for the election of directors can elect all directors to be elected if they choose to do so. Please refer to the Company’s Articles of Incorporation, by-laws and the applicable statutes of the State of Florida for a more complete description of the rights and liabilities of holders of the Company’s securities.

If we liquidate or dissolve our business, the shareholders of our common stock will share ratably in all our assets that are available for distribution to our stockholders after our creditors are paid in full and the holders of all series of our outstanding preferred stock, if any, receive their liquidation preferences in full.

Preferred Stock

At the direction of our Board of Directors, without any action by the holders of our common stock, we may issue one or more series of preferred stock from time to time. Our Board of Directors can determine the number of shares of each series of preferred stock, the designation, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions applicable to any of those rights, including dividend rights, voting rights, conversion or exchange rights, terms of redemption and liquidation preferences, of each series.

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Undesignated preferred stock may enable our Board of Directors to render more difficult or to discourage an attempt to obtain control of our company by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock may adversely affect the rights of our Common Stockholders. For example, any preferred stock issued may rank prior to the Common Stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of Common Stock. As a result, the issuance of shares of preferred stock, or the issuance of rights to purchase shares of preferred stock, may discourage an unsolicited acquisition proposal or bids for our Common Stock or may otherwise adversely affect the market price of our Common Stock or any existing preferred stock.

Dividends

We have not paid any cash dividends to our shareholders. The declaration of any future cash dividends is at the discretion of our Board and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer, LLC. VStock Transfer, LLC’s telephone number is (212) 828-8436.

LEGAL MATTERS

The validity of the securities offered by this prospectus was passed upon for us by Legal & Compliance, LLC, 330 Clematis Street, Suite 217, West Palm Beach, Florida 33401.

EXPERTS

Our balance sheets as of December 31, 2016 and 2015 and the related statements of operations, stockholders’ deficit and cash flows for the years ended December 31, 2016 and 2015 included in this prospectus have been audited by Paritz & Company, P.A., independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by Florida law, our amended and restated articles of incorporation, as amended, and our amended and restated bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC the registration statement on Form S-1 under the Securities Act for the securities offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by SEC rules and regulations. For further information concerning us and the securities offered by this prospectus, we refer to the registration statement and to the exhibits filed with it. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts and/or other documents filed as exhibits to the registration statement.

The registration statement on Form S-1, of which this prospectus forms a part, including exhibits, is available at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with, or furnish to, the SEC at its public reference facilities:

Public Reference Room Office
100 F Street, N.E.
Room 1580
Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call (202) 551-8090 for further information on the operations of the public reference facilities.

The financial statements included in this prospectus and the registration statement have been audited by Paritz & Company, P. A., an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

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F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Only Natural Wellness Corporation

We have audited the accompanying consolidated balance sheets of Only Natural Wellness Corporation (“the Company”) as of December 31, 2016 and 2015 and the related statements of operations, stockholders’ deficit, and cash flows for the years then ended. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Only Natural Wellness Corporation as of December 31, 2016 and 2015, and the results of its operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As disclosed in Note 3 to the consolidated financial statement, the Company has working capital deficiency of $13,403 and has incurred losses since inception resulting in an accumulated deficit of $39,810 as of December 31, 2016. Further losses are anticipated in the development of the business. These circumstances, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management's plans in regard to these matters are described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/Paritz & Company, P.A.

Hackensack, New Jersey

July 11, 2017

F-2

Only Natural Wellness Corporation
Consolidated Balance Sheets

	December 31,	December 31,
	2016	2015
ASSETS:
CURRENT ASSETS:
Cash	$10,942	—
Inventory	753	—
Prepaid expenses	9,167	—
Total current assets	20,862	—
TOTAL ASSETS	$20,862	—

LIABILITIES AND STOCKHOLDERS' DEFICIT:
CURRENT LIABILITIES:
Due to stockholder	25,700	—
Short term loan	6,500	—
Accrued expenses	2,065	—
Total current liabilities	34,265	—

STOCKHOLDERS' DEFICIT:
Preferred stock par value $0.001: 50,000,000 shares authorized 0 shares issued or outstanding	—	—
Common stock par value $0.001: 300,000,000 shares authorized; 30,200,000 and 30,000,000 shares issued and outstanding as of December 31, 2016 and December 31, 2015, respectively	30,200	30,000
Subscription receivable	(23,597)	(28,119)
Additional paid-in capital	19,804	—
Accumulated deficit	(39,810)	(1,881)
Total stockholders' deficit	(13,403)	—
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$20,862	—

 See accompanying notes to the consolidated financial statements.

F-3

Only Natural Wellness Corporation
Consolidated Statements of Operations

	For the Year Ended December 31, 2016	For the Year Ended December 31, 2015
Revenue	$210	$—
Cost of goods sold	137	—
Gross Profit	73	—

Operating Expenses
General and Administrative Expenses	12,733	903
Salary-Officer	25,200	—
Total Operating Expenses	37,933	903

Loss from operation	(37,860)	(903)

Other expenses
Interest expense	69	—

Loss before provision for income tax	(37,929)	(903)
Income tax provision	—	—

Net Loss	$(37,929)	$(903)

Earnings per share - basic and diluted	$(0.00)	$(0.00)

Weighted average common shares outstanding - basic and diluted	$30,010,383	$30,000,000

See accompanying notes to the consolidated financial statements.

F-4

Only Natural Wellness Corporation
Consolidated Statement of Stockholders' Deficit

	Preferred Stock		Common Stock
	Number of Shares	Amount	Number of Shares	Amount	Subscription Receivable	Additional Paid-In Capital	Accumulated Deficit	Total Stockholders' Deficit
Balance, December 31, 2014	—	—	30,000,000	$30,000	$(29,022)	—	$(978)	—

Cash received for subscription receivable	—	—	—	—	903	—	—	903

Net loss	—	—	—	—	—	—	(903)	(903)

Balance, December 31, 2015	—	—	30,000,000	30,000	(28,119)	—	(1,881)	—

Cash received for subscription receivable	—	—	—	—	4,522	—	—	4,522

Cash received for subscription	—	—	200,000	200	—	19,800	—	20,000

Imputed interest on due to holder	—	—	—	—	—	4	—	4

Net loss	—	—	—	—	—	—	(37,929)	(37,929)

Balance, December 31, 2016	—	—	30,200,000	$30,200	$(23,597)	$19,804	$(39,810)	$(13,403)

See accompanying notes to the consolidated financial statements

F-5

Only Natural Wellness Corporation
Consolidated Statements of Cash Flows

	For the year ended December 31, 2016	For the year ended December 31, 2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(37,929)	$(903)
Adjustments to reconcile net loss to net cash used in operating activities
Imputed interest on advance from stockholder	4	—
Accrued salary to stockholder	25,200	—
Change in current assets and current liabilities:
Prepaid expense	(9,167)	—
Inventory	(753)	—
Accrued expenses	2,065	—
Net cash used in operating activities	(20,580)	(903)

CASH FLOWS FROM FINANCING ACTIVITIES:
Advance from stockholder	500	—
Proceeds received from short term loan	6,500	—
Cash received for stock subscription	24,522	903
Net cash provided by financing activities	31,522	903

Net increase in cash	10,942	—

Cash at beginning of the year	—	—
Cash at end of the year	$10,942	$—

See accompanying notes to the consolidated financial statements.

F-6

ONLY NATURAL WELLNESS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2016

NOTE 1 – GENERAL ORGANIZATION AND BUSINESS

Only Natural Wellness Corporation (“the Company”) was incorporated under the laws of the State of Florida, U.S. on June 17, 2016.

The Company is a natural and organic ingredient-based cosmetics and well-being products retailer, specializing in soaps, oils and bath salts.

Only Natural Company, LTD (“HK Corp”) was incorporated on September 24, 2014 under the laws of Hong Kong. On September 21, 2016, 100% of the outstanding shares of HK Corp was transferred from Ms. Sun Joo Huh, the sole shareholder and director, to the Company. As both the Company and the HK Corp were under common control, consolidated financial statements have been presented to reflect the financial statements of both the Company and the HK Corp as if the HK Corp had been a subsidiary of the Company since 2014.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

Basis of Presentation

The consolidated Financial Statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles (“GAAP”) of the United States and are presented in U.S. dollars.

The consolidated financial statements include the financial statements of the Company and HK Corp which have been accounted for as a combination of entities under common control in accordance with ASC 805-50.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles of the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. Management bases its estimates on historical experience and on other assumptions considered to be reasonable under the circumstances. However, actual results may differ from the estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash in hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Fair Value of Financial Instruments

The Company has adopted the provisions of ASC Topic 820, "Fair Value Measurements and Disclosures", which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 – quoted prices in active markets for identical assets or liabilities

Level 2 – quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 – inputs that are unobservable (for example cash flow modelling inputs based on assumptions)

We have no financial assets or liabilities measured at fair value on a recurring basis.

F-7

Development Stage Company

The Company is considered to be in the development stage as defined in ASC 915 “Development Stage Entities.” The company is devoting substantially all its efforts to the development of its business plans. The company has elected to adopt early application of Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements; and does not present or disclose inception-to-date information and other remaining disclosure requirements of Topic 915

Start-Up Costs

In accordance with ASC 720, “Start-up Costs”, the Company expenses all costs incurred in connection with the start-up and organization of the company.

Foreign Currency Translation

The accompanying consolidated financial statement are presented in United States dollar (“$”), which is the reporting currency of the Company. The functional currency of the Company is United States dollar, the functional currency of HK Corp located in Hong Kong is Hong Kong Dollars (“HKD”). For HK Corp, financial positions and the results of operations and the statement of cash flows are translated at a fix exchange rate due the period and at the end of period, as HKD is being pegged to the U.S. Dollar. There are no resulting translation adjustments included. The exchange rate is 7.8. As a result, there is no other comprehension income to be determined.

Revenue Recognition

The Company recognizes revenue when delivery of goods has occurred provided there is persuasive evidence of an agreement, acceptance has been approved by its customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is reasonably assured.

Inventory

Our inventory consists of finished goods, including soaps, bathing salts and oils.  Inventory is stated at the lower of cost or market, using the first-in, first-out method (“FIFO”) to determine cost. We monitor inventory cost compared to selling price in order to determine if a lower of cost or market reserve is necessary. No inventory markdown was recorded in the year ended December 31, 2016.

Income Taxes

The Company provides for income taxes using an asset and liability method in accordance with ASC 740. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect currently. Deferred tax assets are reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all the deferred tax assets will not be realized.

Basic and Diluted Earnings (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of December 31, 2016.

F-8

Recent Accounting Pronouncements

In January 2017, FASB issued ASU 2017-01, “Business Combinations (Topic 805) - Clarifying the Definition of a Business”. The Board is issuing the amendments in this Update to clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses.  The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation. The amendments in this Update affect all reporting entities that must determine whether they have acquired or sold a business.  Public business entities should apply the amendments in this Update to annual periods beginning after December 15, 2017, including interim periods within those periods. However, early application of the amendments in this Update if 1) For transactions for which the acquisition date occurs before the issuance date or effective date of the amendments, only when the transaction has not been reported in financial statements that have been issued or made available for issuance 2) For transactions  in which a subsidiary is deconsolidated or a group of assets is derecognized that occur before the issuance date or effective date of the amendments, only when the transaction has not been reported in financials. The Company is currently evaluating the potential impact of adopting this new standard on its consolidated statements and related disclosures.

In October 2016, FASB issued ASU 2016-16, “Income Taxes (Topic 740) - Intra-Entity Transfers of Assets Other Than Inventory”. The core principle of this ASU is that an entity should recognize the income tax consequences of an intra-entity transfer of an asset other than inventory when the transfer occurs. Consequently, the amendments in this Update eliminate the exception for an intra-entity transfer of an asset other than inventory. The amendments in this Update align the recognition of income tax consequences for intra-entity transfers of assets other than inventory with International Financial Reporting Standards (IFRS). For public business entities, the amendments in this Update are effective for annual reporting periods beginning after December 15, 2017, including interim reporting periods within those annual reporting periods. The Company is currently evaluating the potential impact of adopting this new standard on its consolidated statements and related disclosures.

NOTE 3 – GOING CONCERN

The financial statements have been prepared on a going concern basis which contemplates the Company will be able to realize its assets and discharge its liabilities in the normal course of business. The Company has working capital deficiency of $13,403 and has incurred losses since inception resulting in an accumulated deficit of $39,810 at December 31, 2016. Further losses are anticipated in the development of the business. These circumstances, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with loans from directors and/or private placements of common stock.

NOTE 4 – RELATED PARTY TRANSACTIONS

Pursuant to a consultant agreement effective on July 1, 2016, the Company was obligated to pay $4,200 per month to the current sole officer and director for management service.

As at December 31, 2016, our sole officer and director was owed $25,200 for compensation and $500 for a cash advance for general corporate purposes, with an aggregate amount of $25,700 owed. The amount is non-interest bearing and due on demand. Interest on the cash advance was imputed at interest rate of 3.5% per annum and recorded as additional paid in capital.

F-9

NOTE 5 – SHORT TERM LOANS

On October 31, 2016, the Company entered into a loan agreement with Arc Capital Ltd. for the $6,500 advanced to the Company. The loan bears interest at 6% per annum and is due on October 31, 2017.

NOTE 6 – CAPITAL STOCK

On June 17, 2016, the Company issued to the sole officer and director, who was also the sole stockholder, 30,000,000 shares of common stock as founder shares for a subscription amount of $30,000. As of December 31, 2016, $6,403 of the subscription receivable has been received.

On December 12, 2016, the Company entered into a stock purchase agreement with an unrelated investor and sold 200,000 shares of the Company’s common stock at $0.1 per share for a total price of $20,000.

NOTE 7 – INCOME TAXES

The Company was incorporated in the United States of America and are subject to United States federal taxation. The Company's Hong Kong subsidiary is subject to 16.5% income tax based on its taxable income. No provisions for income taxes have been made, as the Company had no taxable income for the year ended December 31, 2016 and 2015 in the U.S. and in Hong Kong.

The reconciliation of income tax expense at the U.S. statutory rate of 34% to the Company's effective tax rate is as follows:

	December 31, 2016	December 31, 2015
U.S. statutory rate	$(12,896)	$(640)
Tax rate difference between HK and U.S.	529	330
State tax rate	(1,267)	—
Change of valuation allowance	13,634	310
Effective tax rate	$—	$—

The Company has $39,810 of net operating losses (“NOL”) carried forward to offset taxable income, if any, in future years which expire in fiscal 2036. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

NOTE 8 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through July 11, 2017, the date these financial statements were available to be issued.

On June 15, 2017, the Company entered into a loan agreement with Growth Point Advisors Ltd. for the term of twelve months. Under the Agreement, Growth Point Advisors Ltd. makes available to the Company hereof a loan in the aggregated principal amount of $5,043. The loan bears an interest rate of 6% per annum, due on June 6, 2018.

On June 15, 2017, the Company entered into a loan agreement with Lynx Consulting Group Ltd. for the term of twelve months. Under the Agreement, Lynx Consulting Group Ltd. makes available to the Company hereof a loan in the aggregated principal amount of $1,697.36. The loan bears an interest rate of 6% per annum, due on June 6, 2018.

F-10

Only Natural Wellness Corporation
Consolidated Balance Sheets
(Unaudited)

	March 31, 2017	December 31, 2016
ASSETS:
CURRENT ASSETS:
Cash	$10,852	$10,942
Inventory	753	753
Prepaid Expenses	1,901	9,167
Total Current Assets	13,506	20,862
TOTAL ASSETS	$13,506	$20,862

LIABILITIES AND STOCKHOLDERS' DEFICIT:
CURRENT LIABILITIES:
Due to stockholder	38,300	25,700
Short Term Loan	8,500	6,500
Accrued expenses	1,012	2,065
Total Current Liabilities	47,812	34,265

STOCKHOLDERS' DEFICIT:
Preferred stock par value $0.001: 50,000,000 shares authorized; 0 shares issued or outstanding	—	—
Common stock par value $0.001: 300,000,000 shares authorized; 30,200,000 shares issued and outstanding	30,200	30,200
Subscription receivable	(23,065)	(23,597)
Additional Paid-In Capital	19,808	19,804
Accumulated deficit	(61,249)	(39,810)
Total Stockholders' Deficit	(34,306)	(13,403)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$13,506	$20,862

See accompanying notes to the consolidated financial statements.

F-11

Only Natural Wellness Corporation
Consolidated Statements of Operations (Unaudited)

	For the Three Months Ended March 31, 2017	For the Three Months Ended March 31, 2016
Revenue	$—	$—
Cost of Goods Sold	—	—
Gross Profit	—	—

Operating Expenses
General and administrative expenses	8,719	174
Salary-officer	12,600	—
Total operating expenses	21,319	174

Loss from operation	(21,319)	(174)

Other expenses
Interest expense	120	—

Loss before provision for income tax	(21,439)	(174)
Income tax provision	—	—

Net Loss	$(21,439)	$(174)

Earnings per share - basic and diluted	$(0.00)	$(0.00)

Weighted average common shares outstanding - basic and diluted	$30,200,000	$30,000,000

See accompanying notes to the consolidated financial statements.

F-12

Only Natural Wellness Corporation
Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31, 2017	Three Months Ended March 31, 2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(21,439)	$(174)
Adjustments to reconcile net loss to net cash used in operating activities
Imputed interest on due to stockholder	4	—
Accrued salary to stockholder	12,600	—
Change in current assets and current liabilities:
Prepaid expenses	7,266	—
Accrued expenses	(1,053)	—
Net cash used in operating activities	(2,622)	(174)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds received from short term loan	2,000	—
Cash received for stock subscription	532	2,000
Net cash provided by financing activities	2,532	2,000

Net change in cash	(90)	1,826

Cash at beginning of the period	10,942	—

Cash at end of the period	$10,852	$1,826

See accompanying notes to the consolidated financial statements.

F-13

ONLY NATURAL WELLNESS CORPORATION

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2017

NOTE 1 – GENERAL ORGANIZATION AND BUSINESS

Only Natural Wellness Corporation (“the Company”) was incorporated under the laws of the State of Florida, U.S. on June 16, 2016.

The Company is a natural and organic ingredient-based cosmetics and well-being products retailer, specializing in soaps, oils and bath salts.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial statements and Article 10 of Regulation S-X of the United States Securities and Exchange Commission (the “SEC”). Accordingly, they do not contain all information and footnotes required by accounting principles generally accepted in the United States of America for annual financial statements, and should be read in conjunction with the audited financial statements and notes thereto contained elsewhere in this prospectus. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of results to be expected for the full year.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles of the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. Management bases its estimates on historical experience and on other assumptions considered to be reasonable under the circumstances. However, actual results may differ from the estimates.

Inventory

Our inventory consists of finished goods, including soaps, bathing salts and oils.  Inventory is stated at the lower of cost or market, using the first-in, first-out method (“FIFO”) to determine cost. We monitor inventory cost compared to selling price in order to determine if a lower of cost or market reserve is necessary. No inventory markdown was recorded in the three months ended March 31, 2017.

Income Taxes

The Company provides for income taxes using an asset and liability method in accordance with ASC 740. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect currently. Deferred tax assets are reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

F-14

Basic and Diluted Earnings (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of March 31, 2017.

Recent Accounting Pronouncements

Management has considered all recent accounting pronouncements issued. The Company's management believes that these recent pronouncements will not have a material effect on the Company's financial statements.

NOTE 3 – GOING CONCERN

The financial statements have been prepared on a going concern basis which contemplates the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has working capital deficiency of $ 34,306 as of March 31, 2017 and has incurred losses since inception resulting in an accumulated deficit of $61,249 at March 31, 2017. Further losses are anticipated in the development of the business. These circumstances, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with loans from directors and/or private placements of common stock.

NOTE 4 – RELATED PARTY TRANSACTIONS

Pursuant to a consultant agreement effective on July 1, 2016, the Company was obligated to pay $4,200 per month to the current sole officer and director for management service.

As of March 31, 2017, our sole officer and director was owed $37,800 for compensation and $500 for a cash advance for general corporate purposes, with an aggregate amount of $38,300 owed. The amount is non-interest bearing and due on demand. Interest on the cash advance was imputed at interest rate of 3.5% per annum and recorded as additional paid in capital.

NOTE 5 – SHORT TERM LOANS

The Company has entered into loan agreements with Arc Capital Ltd for $6,500 and $2,000. The loans bear interest at 6% per annum and are due on October 31, 2017 and January 31, 2018, respectively.

NOTE 6 – CAPITAL STOCK

On June 17, 2016, the Company issued to the sole officer and director, who is also the sole stockholder, 30,000,000 shares of common stock as founder shares for a subscription amount of $30,000. As of March 31, 2017, $6,935 of the subscription receivable has been paid.

F-15

NOTE 7 – INCOME TAXES

The Company was incorporated in the United States of America and are subject to United States federal taxation. The Company's Hong Kong subsidiary is subject to 16.5% income tax based on its taxable income. No provisions for income taxes have been made, as the Company had no taxable income for the three months ended March 31, 2017 and 2016 in the U.S. and in Hong Kong.

The reconciliation of income tax expense at the U.S. statutory rate of 34% to the Company's effective tax rate is as follows:

	March 31, 2017	March 31, 2016
U.S. statutory rate	$(7,289)	$(59)
Tax rate difference between HK and U.S.	7	30
State tax rate	(777)	—
Change of valuation allowance	8,059	29
Effective tax rate	$—	$—

The Company has $61,249 of accumulated deficit carried forward to offset taxable income, if any, in future years which expire in fiscal 2037. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

NOTE 8 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through July 11, 2017, the date these financial statements were available to be issued.

On June 15, 2017, the Company entered into a loan agreement with Growth Point Advisors Ltd. for the term of twelve months. Under the Agreement, Growth Point Advisors Ltd. makes available to the Company hereof a loan in the aggregated principal amount of $5,043. The loan bears an interest rate of 6% per annum, due on June 6, 2018.

On June 15, 2017, the Company entered into a loan agreement with Lynx Consulting Group Ltd. for the term of twelve months. Under the Agreement, Lynx Consulting Group Ltd. makes available to the Company hereof a loan in the aggregated principal amount of $1,697.36. The loan bears an interest rate of 6% per annum, due on June 6, 2018.

F-16

10,000,000 Shares of Common Stock

ONLY NATURAL WELLNESS CORPORATION

PROSPECTUS

____________, 2017

Until ____________, 2017, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

33

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The table below lists various expenses payable in connection with the sale and distribution of the securities being registered hereby. All the expenses are estimates, except the Securities and Exchange Commission (“SEC”) registration fee. All such expenses will be borne by the Company.

Type	Amount
SEC Registration Fee	$12
Printing and Mailing Costs	500
Legal Fees and Expenses	26,600
Accounting Fees and Expenses	17,000
Total Expenses	$44,112

Item 14. Indemnification of Directors and Officers

The Florida Business Corporation Act allows us to indemnify any person made a party to any lawsuit by reason of being a director or officer of the Company, or serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Our articles of incorporation provide that the Company shall indemnify a director or officer of the Company who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director or officer was a party because the director or officer is or was a director or officer of the Company against reasonable attorney fees and expenses incurred by the director or officer in connection with the proceeding. The Company may indemnify an individual made a party to a proceeding because the individual is or was a director, officer, employee or agent of the Company against liability if authorized in the specific case after determination, in the manner required by the board of directors, that indemnification of the director, officer, employee or agent, as the case may be, is permissible in the circumstances because the director, officer, employee or agent has met the standard of conduct set forth by the board of directors. The indemnification and advancement of attorney fees and expenses for directors, officers, employees and agents of the Company shall apply when such persons are serving at the Company’s request while a director, officer, employee or agent of the Company, as the case may be, as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, whether or not for profit, as well as in their official capacity with the Company. The Company also may pay for or reimburse the reasonable attorney fees and expenses incurred by a director, officer, employee or agent of the Company who is party to a proceeding in advance of final disposition of the proceeding. The Company also may purchase and maintain insurance on behalf of an individual arising from the individual’s status as a director, officer, employee or agent of the Company, whether or not the Company would have power to indemnify the individual against the same liability under the law.

Our bylaws provide that the directors shall cause the Company to indemnify a director or former director of the Company and the directors may cause the Company to indemnify a director or former director of a corporation of which the Company is or was a shareholder and the heirs and personal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually, and reasonably incurred by him or them including an amount paid to settle an action or satisfy a judgment inactive criminal or administrative action or proceeding to which he is or they are made a party by reason of his or her being or having been a director of the Company or a director of such corporation, including an action brought by the Company or corporation. Each director of the Company on being elected or appointed is deemed to have contracted with the Corporation on the terms of the foregoing indemnity.

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In addition, the bylaws provide that the directors may cause the Company to indemnify an officer, employee or agent of the Company or of a corporation of which the Company is or was a shareholder (notwithstanding that he is also a director), and his or her heirs and personal representatives against all costs, charges and expenses incurred by him or them and resulting from his or her acting as an officer, employee or agent of the Company or corporation. The bylaws also provide that the Company shall indemnify the Secretary or an Assistance Secretary of the Company (if he is not a full-time employee of the Company and notwithstanding that he is also a director), and his or her respective heirs and legal representatives against all costs, charges and expenses incurred by him or them and arising out of the functions assigned to the Secretary by the Corporation Act or these bylaws and each such Secretary and Assistant Secretary, on being appointed is deemed to have contracted with the Company on the terms of the foregoing indemnity.

The bylaws provide that the directors may cause the Company to purchase and maintain insurance for the benefit of a person who is or was serving as a director, officer, employee or agent of the Company or as a director, officer, employee or agent of a corporation of which the Company is or was a shareholder and his or her heirs or personal representatives against a liability incurred by him as a director, officer, employee or agent.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities

The following is a summary of transactions by us within the past three years involving sales or our securities that were not registered under the Securities Act.

On June 16, 2016, the Company issued to its sole officer and director 30,000,000 shares of common stock for an aggregate subscription amount of $30,000. As of June 15, 2017, $6,935 of the subscription receivable has been paid. The securities issuance was exempt from registration under the Securities Act, in reliance on the exemptions provided by Section 4(a)(2) and Section 2(a)(3), as applicable under the Securities Act.

On December 12, 2016, the Company sold 200,000 shares of Company common stock to Cedric Simon for an aggregate purchase price of $20,000 ($0.10 per share). Mr. Simon represented that he was acquiring the shares for investment and acknowledged that the securities have not been registered under the Securities Act or any state securities laws and are being sold in reliance on exemptions from the registration requirements of the Securities Act and such laws and agreed that the securities will not be resold or transferred except as permitted under such Securities Act and such laws pursuant to registration or exemption therefrom.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits.

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement on Form S-1, which Exhibit Index is incorporated herein by reference.

(b) Financial Statement Schedules.

None.

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Item 17. Undertakings

Insofar as indemnification for liabilities arising under the Securities Act “may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(a)	Rule 415 Offering. The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bangkok, Thailand on July 21, 2017.

ONLY NATURAL WELLNESS CORPORATION

By:/s/ Huh Sun Joo
Name:Huh Sun Joo
Title: President, Chief Executive Officer, Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Huh Sun Joo	President, Chief Executive Officer, Chief Financial Officer and Director (principal executive officer, principal financial officer and principal accounting officer)	July 21, 2017
Huh Sun Joo

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1*	Articles of Incorporation of the registrant dated June 16, 2016

3.2*	Bylaws of registrant

4.1*	Form of Stock Certificate

5.1	Opinion of the Law Office of Legal & Compliance, LLC.

10.1+*	Contracting Agreement effective as of July 1, 2016 by and between the registrant and Huh Sun Joo.

10.2*	Distribution Agreement dated as of June 19, 2016 by and between the registrant and Essex County Naturals.

10.3	Loan Agreement dated October 31, 2016 between the registrant and ARC Capital Ltd.

10.4	Loan Agreement dated June 15, 2017 between the registrant and Growth Point Advisors Ltd.

10.5	Loan Agreement dated June 15, 2017 between the registrant and Lynx Consulting Group Ltd.

10.6	Loan Agreement dated January 31, 2017 between the registrant and ARC Capital Ltd.

21.1*	List of Subsidiaries.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of the Law Office of Legal & Compliance, LLC (included in Exhibit 5.1).

99.1*	Form of Subscription Agreement.

*	Filed previously
+	Management contract or compensatory plan or arrangement.

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